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Exhibit 5.1

Latham & Watkins LLP
505 Montgomery St. #1900
San Francisco, CA 94111

October 9, 2003

Owens-Illinois, Inc.
One SeaGate
Toledo, Ohio 43666

Re:	Registration Statement on Form S-3 36,000,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

        This opinion is rendered in connection with the filing by Owens-Illinois, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale by the selling stockholder named in the Registration Statement of up to 36,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares").

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and non-assessable.

        We bring your attention to the fact that certain of our partners, members of their families, related persons and others have an interest in less than 1% of the common stock. In addition, we have in the past provided, and may continue to provide, legal services to the selling stockholder named in the Registration Statement and its affiliates.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters".

Very truly yours,
/s/ LATHAM & WATKINS LLP

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Latham & Watkins LLP 505 Montgomery St. #1900 San Francisco, CA 94111